Exhibit 99.1

TIPTREE REPORTS THIRD QUARTER 2019 RESULTS

•	Revenues of $189.2 million for the quarter, up 9.6% from the prior year period.

•	Net loss before non-controlling interests of $0.9 million for the quarter compared to $0.5 million in the prior year period, driven primarily by higher unrealized losses on investments.

•
Operating EBITDA(1) of $17.3 million for the quarter, an increase of 20.1% from the prior year period, driven by growth in insurance operations and contributions from our shipping and mortgage operations within Tiptree Capital.

•	Book value per share as of September 30, 2019 was $11.43, which including dividends paid represents a 7.5%(2) year over year return.

•	Declared a dividend of $0.04 per share to stockholders of record on November 18, 2019 with a payment date of November 25, 2019.

New York, New York - November 6, 2019 - Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), a holding company that combines specialty insurance operations with investment management, today announced its financial results for the nine months ended September 30, 2019.

Summary Consolidated Statements of Operations
($ in millions, except per share information)	Three Months Ended September 30,		Nine Months Ended September 30,
GAAP:	2019	2018	2019	2018
Total revenues	$189.2	$172.6	$564.2	$473.4
Net income (loss) before non-controlling interests	(0.9)	(0.5)	15.6	29.4
Net income (loss) attributable to Common Stockholders	(1.5)	(0.6)	14.2	23.8
Diluted earnings per share	(0.04)	(0.02)	0.39	0.69
Cash dividends paid per common share	0.040	0.035	0.115	0.100

Non-GAAP: (1)
Operating EBITDA	17.3	14.4	42.6	38.3
Adjusted EBITDA	6.2	7.7	43.7	23.2
Book value per share	11.43	10.77	11.43	10.77

(1) For further information relating to the Company’s Operating EBITDA, Adjusted EBITDA and Book value per share, including a reconciliation to GAAP financials, see “—Non-GAAP Reconciliations” below.
(2) Total return per share as of September 30, 2019 defined as cumulative dividends paid of $0.15 per share plus growth in book value per share from September 30, 2018.

Earnings Conference Call
Tiptree will host a conference call on Thursday, November 7, 2019 at 9:00 a.m. Eastern Time to discuss its third quarter 2019 financial results. A copy of our investor presentation, to be used during the conference call, as well as this press release, will be available in the Investor Relations section of the Company’s website, located at www.tiptreeinc.com.

The conference call will be available via live or archived webcast at http://www.investors.tiptreeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to the start time.

A replay of the call will be available from Thursday, November 7, 2019 at 1:00 p.m. Eastern Time, until midnight Eastern on Thursday, November 14, 2019. To listen to the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international), Passcode: 13694922.

Q3’19 Financial Overview

Overall:

•	Delivered a year-to-date return of 7.0%, as measured by growth in book value per share plus dividends paid.

•	Year-to-date 2019, we purchased and retired 1,472,730 shares of our Common Stock for $9.1 million through open market purchases and block purchases.

•	Increased our quarterly dividend for the third consecutive year to $0.04 per share, a 14.3% increase.

Insurance:

•
Gross written premiums for the quarter were $275.1 million, up 22.0%, with net written premiums of $160.1 million, up 21.7%, both driven primarily by growth in credit protection and warranty products. Year-to-date 2019 gross written premiums were $736.1 million, up 18.8%, with net written premiums of $434.8 million, up 29.2%, driven by growth in all product lines.

•	Combined ratio of 92.1% for the quarter, and 92.8% for the year-to-date, both improvements from prior year as a result of increased underwriting margins.

•
Within our insurance investment portfolio, we earned an average annualized yield of 4.1%, up from 2.2% from the prior year period, driven primarily by lower unrealized losses and lower investment portfolio interest expense.

•
As part of our strategy to grow our specialty insurance operations in Europe, we acquired a majority interest in Defend, an automotive finance and insurance provider and insurance administrator operating in the Czech Republic, Poland, Hungary, Slovakia, and the UK.

Tiptree Capital:

•	Operating EBITDA grew year over year, driven primarily by the inclusion of our shipping operations and improvements in specialty finance.

•	Increased invested capital, primarily due to additional investments in shipping operations.

Consolidated Results of Operations
Revenues

For the three months ended September 30, 2019, revenues were $189.2 million, which increased $16.6 million, or 9.6%, over the prior year period. For the nine months ended September 30, 2019, revenues were $564.2 million, which increased $90.8 million, or 19.2%, over the prior year period. The increase for both periods was primarily driven by growth in earned premiums, lower unrealized losses on Invesque, improvements in specialty finance results, the inclusion of revenue from shipping operations and the gain on sale of our CLO management business. Earned premiums were $364.7 million for the nine months ended September 30, 2019, up from $317.8 million in the comparable 2018 period driven by growth in net written premiums. The combination of unearned premiums and deferred revenues on the balance sheet grew by $162.4 million, or 25.9%, from September 30, 2018 to September 30, 2019 as a result of increased written premiums primarily in credit protection and warranty programs.

Net Income before non-controlling interests

For the three months ended September 30, 2019, net loss before non-controlling interests was $0.9 million compared to $0.5 million in the 2018 period. The higher loss was driven primarily by higher unrealized losses on Invesque, partially offset by improved specialty insurance results.

For the nine months ended September 30, 2019, net income before non-controlling interests was $15.6 million compared to $29.4 million in the 2018 period, a decrease of $13.8 million. The decrease was primarily driven by the non-recurring gain on sale of Care, which occurred in 2018 partially offset by improved insurance operating performance, the realized gain on the sale of our Telos asset management business, and realized and unrealized gains on investments in our insurance investment portfolio.

Net Income Available to Common Stockholders

For the three months ended September 30, 2019, net loss available to Common Stockholders was $1.5 million, an increase of $0.9 million from the prior year period. For the nine months ended September 30, 2019, net income available to Common Stockholders was $14.2 million, a decrease of $9.6 million from the prior year period. The key drivers of net income (loss) available to Common Stockholders were the same factors which impacted the net income before non-controlling interests.

Income before taxes (from continuing and discontinued operations)

The table below highlights key drivers impacting our consolidated results on a pre-tax basis. Many of our investments are carried at fair value and marked to market through unrealized gains and losses. As a result, we expect our earnings relating to these investments to be relatively volatile between periods in contrast to our fixed income securities, which are marked to market through AOCI in stockholders’ equity. On February 1, 2018, we sold our senior living operations to Invesque in exchange for a net of 16.6 million shares of Invesque common stock which resulted in a pre-tax gain on sale of $56.9 million in 2018, of which $46.2 million was recorded in the nine months ended September 30, 2018.

($ in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net realized and unrealized gains (losses)(1)	$(8.9)	$(5.1)	$7.5	$(11.1)
Discontinued operations (Care)(2)	$—	$—	$—	$46.8
(1) Excludes Mortgage realized and unrealized gains and losses - Performing and NPLs. Nine months ended September 30, 2019 includes $7.6 million gain on sale of our CLO business.
(2) Represents Care for the nine months ended September 30, 2018 including a $46.2 million pre-tax gain on sale.

Non-GAAP

Management uses Operating EBITDA, Adjusted EBITDA and book value per share as measurements of operating performance which are non-GAAP measures. Management believes the use of Operating EBITDA and Adjusted EBITDA provides supplemental information useful to investors as they are frequently used by the financial community to analyze financial performance, and to analyze a company’s ability to service its debt and to facilitate comparison among companies. Management uses Operating EBITDA as part of its capital allocation process and to assess comparative returns on invested capital amongst our businesses and investments. Adjusted EBITDA is also used in determining incentive compensation for the Company’s executive officers. Operating EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. Management believes the use of book value per share provides supplemental information useful to investors as it is frequently used by the financial community to analyze company growth on a relative per share basis.

Operating EBITDA for the three months ended September 30, 2019 was $17.3 million compared to $14.4 million for the 2018 period, an increase of $2.9 million, or 20.1%. For the three month period, the increase was driven by growth in insurance operations and contributions from our shipping and mortgage operations within Tiptree Capital. Operating EBITDA for the nine months ended September 30, 2019 was $42.6 million compared to $38.3 million for the 2018 period, an increase of $4.3 million, or 11.2%. For the nine month period, the key drivers of the increase were driven by improved performance in Tiptree Capital.

Total stockholders’ equity was $407.4 million as of September 30, 2019 compared to $396 million as of September 30, 2018, primarily driven by net income, partially offset by share repurchases and dividends paid. Over the past twelve months, Tiptree returned $14.7 million to shareholders through share repurchases and dividends paid. Book value per share for the period ended September 30, 2019 was $11.43, an increase from book value per share of $10.77 as of September 30, 2018. The key drivers of the period-over-period impact were earnings per share and the purchase of 1.5 million shares at an average 40% discount to book value. Those increases were partially offset by dividends paid of $0.15 per share and officer compensation share issuances.

Results by Segment

Tiptree is a holding company that combines insurance operations with investment management capabilities. Our principal operating subsidiary is a leading provider of specialty insurance products and related services. We also allocate capital across a broad spectrum of businesses, assets and other investments, which we refer to as Tiptree Capital. As such, we classify our business into one reportable segment, specialty insurance, with the remainder of our non-insurance operations aggregated into Tiptree Capital. Corporate activities include holding company interest expense, employee compensation and benefits, and other expenses. The following table presents the components of total pre-tax income including continuing and discontinued operations.

Pre-tax Income

($ in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Specialty Insurance	$8.3	$5.7	$28.4	$15.8
Tiptree Capital	(1.4)	1.0	16.2	(1.2)
Corporate	(8.6)	(7.8)	(25.4)	(21.2)
Pre-tax income (loss) from continuing operations	$(1.7)	$(1.1)	$19.2	$(6.6)
Pre-tax income (loss) from discontinued operations (1)	$—	$—	$—	$46.8

(1)	Represents Care for the nine months ended September 30, 2018 which includes $46.2 million pre-tax gain on sale.

Operating EBITDA - Non-GAAP (1)
The following tables present the components of Operating EBITDA.

($ in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Specialty Insurance	$16.0	$15.6	$44.5	$45.1
Tiptree Capital (2)	7.0	4.5	15.3	11.4
Corporate	(5.7)	(5.7)	(17.2)	(18.2)
Operating EBITDA	$17.3	$14.4	$42.6	$38.3

(1)	For further information relating to the Company’s Operating EBITDA, including a reconciliation to GAAP pre-tax income, see “—Non-GAAP Reconciliations.”

(2)
Includes discontinued operations related to Care. As of February 1, 2018, invested capital from Care discontinued operations is represented by our investment in Invesque common shares. For more information, see “Note—(3) Dispositions, Assets Held for Sale and Discontinued Operations” in our Form 10-Q for the quarter ended September 30, 2019.

About Tiptree
Tiptree Inc. (NASDAQ: TIPT) is a holding company that combines insurance operations with investment management capabilities. The Company’s principal operating subsidiary is a leading provider of specialty insurance products and related services, including credit protection, warranty, and programs which underwrite niche personal and commercial lines of insurance. The Company also allocates capital across a broad spectrum of investments, which is referred to as Tiptree Capital. Today, Tiptree Capital consists of asset management operations, mortgage operations and other investments. For more information, please visit www.tiptreeinc.com.
Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.
Condensed Consolidated Balance Sheet
($ in thousands, except share data)

	As of
	September 30, 2019	December 31, 2018
Assets:
Investments:
Available for sale securities, at fair value	$315,204	$283,563
Loans, at fair value	111,758	215,383
Equity securities	147,446	122,979
Other investments	104,553	75,002
Total investments	678,961	696,927
Cash and cash equivalents	136,134	86,003
Restricted cash	17,823	10,521
Notes and accounts receivable, net	260,031	223,105
Reinsurance receivables	452,882	420,351
Deferred acquisition costs	201,803	170,063
Goodwill	99,147	91,562
Intangible assets, net	49,830	52,121
Other assets	74,550	46,034
Assets held for sale	85,332	68,231
Total assets	$2,056,493	$1,864,918

Liabilities and Stockholders’ Equity
Liabilities:
Debt, net	$329,496	$354,083
Unearned premiums	703,121	599,444
Policy liabilities and unpaid claims	134,501	131,611
Deferred revenue	86,692	75,754
Reinsurance payable	131,434	117,597
Other liabilities and accrued expenses	184,172	124,190
Liabilities held for sale	79,665	62,980
Total liabilities	$1,649,081	$1,465,659

Stockholders’ Equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common Stock: $0.001 par value, 200,000,000 shares authorized, 34,552,301 and 35,870,348 shares issued and outstanding, respectively	35	36
Additional paid-in capital	325,359	331,892
Accumulated other comprehensive income (loss), net of tax	1,916	(2,058)
Retained earnings	67,465	57,231
Total Tiptree Inc. stockholders’ equity	394,775	387,101
Non-controlling interests - Other	12,637	12,158
Total stockholders’ equity	407,412	399,259
Total liabilities and stockholders’ equity	$2,056,493	$1,864,918

Tiptree Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Earned premiums, net	$129,163	$116,153	$364,712	$317,842
Service and administrative fees	26,058	26,168	78,681	75,635
Ceding commissions	1,598	2,257	7,150	6,782
Net investment income	2,984	4,810	10,713	13,942
Net realized and unrealized gains (losses)	16,594	12,211	61,620	31,912
Other revenue	12,788	11,069	41,284	27,336
Total revenues	189,185	172,668	564,160	473,449
Expenses:
Policy and contract benefits	43,993	44,491	124,256	115,291
Commission expense	77,430	69,222	225,070	194,417
Employee compensation and benefits	34,176	28,970	94,298	83,946
Interest expense	6,731	7,334	20,183	19,935
Depreciation and amortization	3,523	3,200	9,908	9,110
Other expenses	24,930	20,589	71,183	57,354
Total expenses	190,783	173,806	544,898	480,053
Income (loss) before taxes from continuing operations	(1,598)	(1,138)	19,262	(6,604)
Less: provision (benefit) for income taxes	(649)	(611)	3,706	(1,478)
Net income (loss) from continuing operations	(949)	(527)	15,556	(5,126)
Discontinued operations:
Income (loss) before taxes from discontinued operations	—	—	—	624
Gain on sale of discontinued operations	—	—	—	46,184
Less: Provision (benefit) for income taxes	—	—	—	12,327
Net income (loss) from discontinued operations	—	—	—	34,481
Net income (loss) before non-controlling interests	(949)	(527)	15,556	29,355
Less: net income (loss) attributable to non-controlling interests - TFP	—	—	—	5,500
Less: net income (loss) attributable to non-controlling interests - Other	508	91	1,342	87
Net income (loss) attributable to Common Stockholders	$(1,457)	$(618)	$14,214	$23,768

Net income (loss) per Common Share:
Basic, continuing operations, net	$(0.04)	$(0.02)	$0.40	$(0.12)
Basic, discontinued operations, net	—	—	—	0.81
Basic earnings per share	$(0.04)	$(0.02)	$0.40	$0.69

Diluted, continuing operations, net	(0.04)	(0.02)	0.39	(0.12)
Diluted, discontinued operations, net	—	—	—	0.81
Diluted earnings per share	$(0.04)	$(0.02)	$0.39	$0.69

Weighted average number of Common Shares:
Basic	34,552,171	36,402,129	34,583,709	34,309,551
Diluted	34,552,171	36,402,129	34,583,709	34,309,551

Dividends declared per Common Share	$0.040	$0.035	$0.120	$0.105

Tiptree Inc.
Non-GAAP Reconciliations (Unaudited)

Non-GAAP Financial Measures — Adjusted EBITDA and Operating EBITDA

The Company defines Adjusted EBITDA as GAAP net income of the Company adjusted to add (i) corporate interest expense, consolidated income taxes and consolidated depreciation and amortization expense, (ii) adjust for the effect of purchase accounting, (iii) adjust for non-cash fair value adjustments, and (iv) any significant non-recurring expenses. Operating EBITDA represents Adjusted EBITDA plus stock based compensation expense, less realized and unrealized gains and losses and less third party non-controlling interests. Operating EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income.

($ in millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (loss) attributable to Common Stockholders	$(1.5)	$(0.6)	$14.2	$23.8
Add: net (loss) income attributable to noncontrolling interests	0.5	0.1	1.3	5.6
Less: net income from discontinued operations	—	—	—	34.5
Income (loss) from continuing operations	$(1.0)	$(0.5)	$15.5	$(5.1)
Corporate debt related interest expense(1)	5.0	4.9	14.9	13.3
Consolidated income tax expense (benefit)	(0.7)	(0.6)	3.7	(1.5)
Depreciation and amortization expense(2)	3.4	2.7	9.5	8.2
Non-cash fair value adjustments(3)	(1.0)	—	(2.4)	0.1
Non-recurring expenses(4)	0.5	1.2	2.5	2.1
Adjusted EBITDA from continuing operations	$6.2	$7.7	$43.7	$17.1
Add: Stock-based compensation expense	1.5	1.5	4.5	3.8
Add: Vessel depreciation, net of capital expenditures	0.7	—	1.9	—
Less: Realized and unrealized gain (loss)(5)	(8.9)	(5.1)	7.5	(16.6)
Less: Third party non-controlling interests(6)	—	(0.1)	—	(0.2)
Operating EBITDA from continuing operations	$17.3	$14.4	$42.6	$37.7

Income (loss) from discontinued operations	$—	$—	$—	$34.5
Consolidated income tax expense (benefit)	—	—	—	12.3
Non-cash fair value adjustments (3)	—	—	—	(40.7)
Adjusted EBITDA from discontinued operations	$—	$—	$—	$6.1
Less: Realized and unrealized gain (loss) (5)	—	—	—	5.5
Operating EBITDA from discontinued operations	$—	$—	$—	$0.6
Total Adjusted EBITDA	$6.2	$7.7	$43.7	$23.2
Total Operating EBITDA	$17.3	$14.4	$42.6	$38.3
_______________________________

(1)
Corporate Debt interest expense includes Secured corporate credit agreements, junior subordinated notes and preferred trust securities. Interest expense associated with asset-specific debt in specialty insurance and asset management, mortgage and other operations is not added-back for Adjusted EBITDA and Operating EBITDA.

(2)
Represents total depreciation and amortization expense less purchase accounting amortization related adjustments at the Insurance Company. Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to our Insurance company increased EBITDA above what the historical basis of accounting would have generated.

(3)
For our specialty insurance operations, depreciation and amortization on senior living real estate that is within net investment income is added back to Adjusted EBITDA. For Care (Discontinued Operations), the reduction in EBITDA is related to accumulated depreciation and amortization, and certain operating expenses, which were previously included in Adjusted EBITDA in prior periods.

(4)
Acquisition, start-up and disposition costs including debt extinguishment, legal, taxes, banker fees and other costs. In 2018, includes payments pursuant to a separation agreement, dated November 10, 2015.

(5)	Adjustment excludes Mortgage realized and unrealized gains and losses - Performing and NPLs as those are recurring in nature and align with those business models.
(6)	Removes the Operating EBITDA associated with third party non-controlling interests. Does not remove the non-controlling interests related to employee based shares.

Non-GAAP Financial Measures — Adjusted EBITDA and Operating EBITDA

The tables below present Adjusted EBITDA and Operating EBITDA by business component.

	Three Months Ended September 30, 2019
($ in millions)	Specialty Insurance	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing operations	$8.3	$(1.4)	$(8.6)	$(1.7)
Adjustments:
Corporate debt related interest expense(2)	3.4	—	1.6	5.0
Depreciation and amortization expenses(3)	2.2	0.9	0.3	3.4
Non-cash fair value adjustments(4)	—	(1.0)	—	(1.0)
Non-recurring expenses(5)	0.3	—	0.2	0.5
Adjusted EBITDA	$14.2	$(1.5)	$(6.5)	$6.2
Add: Stock-based compensation expense	0.7	—	0.8	1.5
Add: Vessel depreciation, net of capital expenditures	—	0.7	—	0.7
Less: Realized and unrealized gain (loss)(6)	(1.1)	(7.8)	—	(8.9)
Operating EBITDA	$16.0	$7.0	$(5.7)	$17.3

	Nine Months Ended September 30, 2019
($ in millions)	Specialty Insurance	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing operations	$28.4	$16.2	$(25.4)	$19.2
Adjustments:
Corporate debt related interest expense(2)	10.1	—	4.8	14.9
Depreciation and amortization expenses(3)	6.5	2.5	0.5	9.5
Non-cash fair value adjustments(4)	—	(2.4)	—	(2.4)
Non-recurring expenses(5)	1.7	0.2	0.6	2.5
Adjusted EBITDA	$46.7	$16.5	$(19.5)	$43.7
Add: Stock-based compensation expense	2.0	0.2	2.3	4.5
Add: Vessel depreciation, net of capital expenditures	—	1.9	—	1.9
Less: Realized and unrealized gain (loss)(6)	4.2	3.3	—	7.5
Operating EBITDA	$44.5	$15.3	$(17.2)	$42.6

	Three Months Ended September 30, 2018
($ in millions)	Specialty Insurance	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing operations	$5.7	$1.0	$(7.8)	$(1.1)
Adjustments:
Corporate debt related interest expense(2)	3.4	—	1.5	4.9
Depreciation and amortization expenses(3)	2.6	0.1	—	2.7
Non-cash fair value adjustments(4)	—	—	—	—
Non-recurring expenses(5)	0.6	0.5	0.1	1.2
Adjusted EBITDA	$12.3	$1.6	$(6.2)	$7.7
Add: Stock-based compensation expense	0.7	0.3	0.5	1.5
Less: Realized and unrealized gain (loss)(6)	(2.6)	(2.5)	—	(5.1)
Operating EBITDA	$15.6	$4.4	$(5.7)	$14.3

	Nine Months Ended September 30, 2018
($ in millions)	Specialty Insurance	Tiptree Capital	Corporate Expenses	Total
Pre-tax income/(loss) from continuing operations	$15.8	$(1.2)	$(21.2)	$(6.6)
Pre-tax income/(loss) from discontinued operations(1)	—	46.8	—	46.8
Adjustments:
Corporate debt related interest expense(2)	10.0	—	3.3	13.3
Depreciation and amortization expenses(3)	7.6	0.5	0.1	8.2
Non-cash fair value adjustments(4)	—	(40.6)	—	(40.6)
Non-recurring expenses(5)	2.8	1.5	(2.2)	2.1
Adjusted EBITDA	$36.2	$7.0	$(20.0)	$23.2
Add: Stock-based compensation expense	1.9	0.1	1.8	3.8
Less: Realized and unrealized gain (loss)(6)	(7.0)	(4.1)	—	(11.1)
Less: Third party non-controlling interests(7)	—	(0.2)	—	(0.2)
Operating EBITDA	$45.1	$11.4	$(18.2)	$38.3
_______________________________
The footnotes below correspond to the tables above, under “—Adjusted EBITDA and Operating EBITDA - Non-GAAP”

(1)
Includes discontinued operations related to Care. For more information, see “Note—(3) Dispositions, Assets Held for Sale & Discontinued Operations” in our Form 10-Q for the quarter ended September 30, 2019.

(2)
Corporate Debt interest expense includes Secured corporate credit agreements, junior subordinated notes and preferred trust securities. Interest expense associated with asset-specific debt in specialty insurance and asset management, mortgage and other operations is not added-back for Adjusted EBITDA and Operating EBITDA.

(3)
Represents total depreciation and amortization expense less purchase accounting amortization related adjustments at the Insurance Company. Following the purchase accounting adjustments, current period expenses associated with deferred costs were more favorably stated and current period income associated with deferred revenues were less favorably stated. Thus, the purchase accounting effect related to our Insurance company increased EBITDA above what the historical basis of accounting would have generated.

(4)
For our specialty insurance operations, depreciation and amortization on senior living real estate that is within net investment income is added back to Adjusted EBITDA. For Care (Discontinued Operations), the reduction in EBITDA is related to accumulated depreciation and amortization, and certain operating expenses, which were previously included in Adjusted EBITDA in prior periods.

(5)
Acquisition, start-up and disposition costs including debt extinguishment, legal, taxes, banker fees and other costs. In 2018, includes payments pursuant to a separation agreement, dated November 10, 2015.

(6)	Adjustment excludes Mortgage realized and unrealized gains and losses - Performing and NPLs as those are recurring in nature and align with those business models.
(7)	Removes the Operating EBITDA associated with third party non-controlling interests. Does not remove the non-controlling interests related to employee based shares.

Non-GAAP Financial Measures — Book value per share

Management believes the use of this financial measure provides supplemental information useful to investors as book value is frequently used by the financial community to analyze company growth on a relative per share basis. The following table provides a reconciliation between total stockholders’ equity and total shares outstanding, net of treasury shares.

($ in millions, except per share information)	As of September 30,
	2019	2018
Total stockholders’ equity	$407.4	$396.0
Less non-controlling interests - other	12.6	9.1
Total stockholders’ equity, net of non-controlling interests - other	$394.8	$386.9
Total Common shares outstanding	34.6	35.9
Book value per share	$11.43	$10.77